EXHIBIT 32

SECTION 1350 CERTIFICATION

I, Robert G. Gwin, Chief Executive Officer and Chief Financial Officer of ProsoftTraining (the “Company”), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, in connection with the accompanying Annual Report on Form 10-K (the “Report”) for the fiscal year ended July 31, 2003, as filed with the United States Securities and Exchange Commission, do hereby certify that to my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company in respect of those items required to be described or presented in such Report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

/s/ ROBERT G. GWIN

Robert G. Gwin Chief Executive Officer and Chief Financial Officer

Date: November 24, 2003